Exhibit 2.2
Execution Version

FIRST ADDENDUM TO SALE AND PURCHASE AGREEMENT

between

LESAKA TECHNOLOGIES PROPRIETARY LIMITED

LESAKA TECHNOLOGIES INC.

and

THE PARTIES LISTED IN ANNEXURE A

The Central 96 Rivonia Road	Docex 111 Sandton	www.werksmans.com
Sandton 2196 Johannesburg South Africa	Tel +27 11 535 8000
Private Bag 10015 Sandton 2146	Fax +27 11 535 8600

1 PARTIES

1.1 The Parties to this First Addendum are -

1.1.1 Lesaka Technologies Proprietary Limited;

1.1.2 Lesaka Technologies Inc.; and

1.1.3 the Parties listed in Annexure A.

1.2 The Parties agree as set out below.

2 INTERPRETATION

2.1 In this First Addendum -

2.1.1 "Adumo" means Adumo (RF) Proprietary Limited, registration number 2017/540380/07, a limited liability private company duly incorporated in South Africa;

2.1.2 "Adumo ESS" means Adumo ESS Proprietary Limited, registration number 2022/371949/07, a limited liability private company duly incorporated in South Africa;

2.1.3 "CATS" means Crossfin Apis Transactional Solutions Proprietary Limited, registration number 2017/541983/07, a limited liability private company duly incorporated in South Africa;

2.1.4 "First Addendum" means this first addendum contained in this document;

2.1.5 "Parties" means the parties to this First Addendum, and "Party" shall mean any one of them;

2.1.6 "Purchaser" means Lesaka Technologies Proprietary Limited, registration number 2002/031446/07, a limited liability private company duly incorporated in South Africa;

2.1.7 "Sale Agreement" means the agreement headed "Sale and Purchase Agreement" entered into between, inter alia, the Purchaser, CATS and Adumo ESS, on or about 7 May 2024, in terms of which, inter alia, the Purchaser agreed to purchase, inter alia, all of the ordinary issued shares in Adumo from CATS and Adumo ESS; and

2.1.8 "Signature Date" means the date on which the last Party signs this First Addendum, provided that all Parties have signed this First Addendum.

2.2 Words and phrases defined in the Sale Agreement or in the annexures to the Sale Agreement will bear the same meanings herein.

2.3 References to clauses in this First Addendum are to clauses in the Sale Agreement.

3 INTRODUCTION

3.1 The Parties have agreed to amend the Sale Agreement in terms of this First Addendum.

3.2 The Parties wish to record the amendments upon which they have agreed.

4 AMENDMENTS TO THE SALE AGREEMENT

4.1 With effect from the Signature Date, the Sale Agreement is hereby amended by:

4.1.1 the replacement of Annexure A (Sellers' Particulars) with the Annexure A attached to this First Addendum as Annexure B;

4.1.2 the replacement of clause 11.5.2 with the following new clause 11.5.2 -

"11.5.2 the Sellers (and/or Sellers' Nominees) may sell, distribute and/or transfer some or all of the Consideration Shares to the direct or indirect shareholders of the Sellers, including the Related Seller Entities, the Purchaser and Lirast (Mauritius) Company Limited (the "Sellers' Transferees") during the Lockup Period, so long as (i) such resale is conducted in accordance with the provisions of Regulation S under the U.S. Securities Act (to the extent applicable), and (ii) any such Sellers' Transferee agrees in writing, in a form satisfactory to Purchaser Holdco, to be bound by the terms of this clause 11.5 as if it were an original party hereto, and Purchaser Holdco shall use its commercially reasonable endeavours, to the extent within its control, to facilitate the transfer of the Consideration Shares to such Sellers' Transferees; and"; and

4.1.3 the replacement of clause 16.5.1 with the following new clause 16.5.1 -

"16.5.1 furnish to its CSDP, written instructions to credit such CSDP account that each of the Sellers shall designate in writing prior to the Closing Date, with the Consideration Shares (in the amounts set out in Annexure A);".

4.2 The Parties agree, notwithstanding the provisions of clause 11.3 of the Sale Agreement, that the Cash Consideration and the Consideration Shares will be allocated and settled to the Sellers in accordance with the provisions of Annexure A of the Sale Agreement.  The Sellers agree that notwithstanding anything to the contrary in the Sale Agreement or any investigation or examination conducted, or any knowledge possessed or acquired, by or on behalf of Purchaser Holdco or the Purchaser (i) it is expressly acknowledged and agreed that the allocations between the Sellers and the other Sellers' particulars contained in Annexure A of the Sale Agreement are the sole responsibility of the Sellers, and the Purchaser and Purchaser Holdco shall be entitled to conclusively rely on Annexure A, without any obligation to investigate or verify the accuracy or correctness thereof, and (ii) in no event will the Purchaser or Purchaser Holdco have any liability to any person (including the Sellers) in connection with any claims relating to any alleged inaccuracy or miscalculations in, or otherwise relating to, the preparation or contents or the allocations between the Sellers contained in Annexure A of the Sale Agreement (including any updated version thereof delivered pursuant hereto)

5 CONFIRMATION OF LESAKA EV TO EQUITY BRIDGE

The Parties hereby confirm that, notwithstanding that the MS Excel document entitled "Lesaka EV to Equity Bridge" was not attached to the Lesaka Reference Email, the Parties have agreed and accepted that such MS Excel document was attached to the email sent by Anil Amin to, inter alia, Dean Sparrow, Grant Manicom and Paul Kent on 06 May 2024 at c.11h13 headed "Project Odyssey - Lesaka Reference Email [Dummy]", and that the MS Excel document entitled "Lesaka EV to Equity Bridge" attached to such email shall constitute the MS Excel document entitled "Lesaka EV to Equity Bridge" referred to in clause 2.1.86 of the Sale Agreement.

6 FULFILMENT OF CONDITIONS PRECEDENT AND CLOSING DATE

The Parties, by their signature to this First Addendum, hereby confirm and agree that -

6.1 all Conditions Precedent have been timeously fulfilled or waived, and to the extent that any Condition Precedent has in fact not been fulfilled or waived, then such Condition Precedent is hereby waived in its entirety; and

6.2 notwithstanding anything to the contrary contained in the Sale Agreement, the Designated Date and the Closing Date shall be 1 October 2024.

7 SAVINGS CLAUSE

Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this First Addendum, all of the remaining terms and conditions of the Sale Agreement shall mutatis mutandis continue in full force and effect.

8 SIGNATURE

8.1 This First Addendum is signed by the Parties on the dates and at the places indicated below.

8.2 This First Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same First Addendum as at the date of signature of the Party last signing one of the counterparts.

8.3 The persons signing this First Addendum in a representative capacity warrant their authority to do so.

8.4 The Parties record that it is not required for this First Addendum to be valid and enforceable that a Party shall initial the pages of this First Addendum and/or have its signature of this First Addendum verified by a witness.

[Remainder of page left intentionally blank. Signature pages to follow.]

Project Odyssey First Addendum to SPA- Signature Page

SIGNED at Rosebank .......................... on 1 October ......................................................................................................... 2024

For and on behalf of

LESAKA TECHNOLOGIES
PROPRIETARY LIMITED

/s/ Lincoln C. Mali

Signature

Lincoln C. Mali

Name of Signatory

Director

Designation of Signatory

Project Odyssey First Addendum to SPA- Signature Page

SIGNED at Dubai .......................... on 1 October ......................................................................................................... 2024

For and on behalf of

LESAKA TECHNOLOGIES INC.

/s/Naeem E. Kola

Signature

Naeem E. Kola

Name of Signatory

Director

Designation of Signatory

Project Odyssey First Addendum to SPA- Signature Page

ANNEXURE A - OTHER PARTIES

Full Names	Registration Number and Jurisdiction	Signature
Crossfin Apis Transactional Solutions Proprietary Limited	2017/541983/07 (South Africa)	SIGNED at Bedfordview on 1/10/2024 /s/ Dean Sparrow Signature Dean Sparrow Name of Signatory Director Designation of Signatory
/s/ Paul Kent Signature Paul Kent Name of Signatory Director Designation of Signatory
Adumo ESS Proprietary Limited	2022/371949/07 (South Africa)	SIGNED at Johannesburg on 9/30/2024 /s/ Paul Kent Signature Paul Kent Name of Signatory Director Designation of Signatory
Adumo (RF) Proprietary Limited	2017/540380/07 (South Africa)	SIGNED at Johannesburg on 9/30/ 2024 /s/ Paul Kent Signature Paul Kent Name of Signatory Director Designation of Signatory

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Project Odyssey First Addendum to SPA- Signature Page

Full Names	Registration Number and Jurisdiction	Signature
Crossfin SPV 1 Proprietary Limited	2021/704220/07 (South Africa)	SIGNED at Bedfordview on 1/10/2024 /s/ Dean Sparrow Signature Dean Sparrow Name of Signatory Director Designation of Signatory
/s/ Nicolas Smalle Signature Nicolas Smalle Name of Signatory Director Designation of Signatory

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Project Odyssey First Addendum to SPA- Signature Page

ANNEXURE B - SELLERS' PARTICULARS

Full Names	Registration Number and Jurisdiction	Designated Bank Account		Sale Shares	Sellers' Proportions	Consideration Shares to be issued to the Seller	Cash Consideration payable to the Seller	Physical Address	Email Address
Crossfin Apis Transactional Solutions Proprietary Limited	2017/541983/07	Account Holder:	Crossfin Apis Transactional Solutions (Pty) Ltd	990,018 ordinary no par value shares	97.28%	16,876,224	R227,934,591.00	Office 2-15 Workshop 17 The Bank 24 Cradock Avenue Rosebank 2196	XXX
		Bank:	XXX
		Branch:	XXX	182,716 ordinary shares (previously 182,716 class "B" preference shares)
	South Africa	Branch Code: / Swift Code	Branch code XXX Swift Code XXX
		Account Number:	XXX	160,082 class "C" preference shares
		Reference:	Sale of Adumo / Odyssey

Project Odyssey First Addendum to SPA- Signature Page

Full Names	Registration Number and Jurisdiction	Designated Bank Account		Sale Shares	Sellers' Proportions	Consideration Shares to be issued to the Seller	Cash Consideration payable to the Seller	Physical Address	Email Address
Adumo ESS Proprietary Limited	2022/371949/07	Account Holder:	Crossfin Apis Transactional Solutions (Pty) Ltd	37,218 ordinary shares	2.72%	403,579	R4,223,831.00	3 Muswell Road Wedgewood Office Block Block E and C Bryanston Gauteng 2191	XXX
		Bank:	XXX
		Branch:	XXX
	South Africa	Branch Code: / Swift Code	Branch code XXX Swift Code XXX
		Account Number:	XXX
		Reference:	Odyssey Adumo ESS
Crossfin SPV 1 Proprietary Limited (being made a party to the Agreement for purposes of binding it to clauses 4.1.18 and 4.5)	2021/704220/07	Not Applicable		Not Applicable	Not Applicable	Not Applicable	Not Applicable	Office 2-15 Workshop 17 The Bank 24 Cradock Avenue Rosebank 2196	XXX
South Africa

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